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SCHEDULE 14A

                                   (RULE 14a)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement                [ ] CONFIDENTIAL, FOR USE OF THE
                                                   COMMISSION ONLY (AS PERMITTED
                                                   BY RULE 14a-6(E)(2))

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             SEAWAY FOOD TOWN, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:..................................................

    (2)  Aggregate number of securities to which transaction applies:.....................................................

    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange
         Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):..........................................................................................

    (4)  Proposed maximum aggregate value of transaction:.................................................................

    (5)  Total fee paid:..................................................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:..........................................................................................
    (2)  Form, Schedule or Registration Statement No.:....................................................................
    (3)  Filing Party:....................................................................................................
    (4)  Date Filed:......................................................................................................
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       SPARTAN STORES FILES REGISTRATION STATEMENT TO COMPLETE MERGER WITH
                                SEAWAY FOOD TOWN

Grand Rapids, Mich., May 16, 2000--Spartan Stores, Inc. today announced that it filed yesterday, May 15, a Registration Statement on Form S-4 with the Securities and Exchange Commission related to its proposed merger with Toledo-based Seaway Food Town, Inc. (Nasdaq: SEWY). The Registration Statement, which is subject to SEC review, includes a preliminary prospectus/joint proxy statement which, when the registration becomes effective following SEC approval, will be used to solicit shareholder approval of the proposed merger at the special meeting of shareholders of Seaway Food Town. The preliminary prospectus/joint proxy statement will also be used to solicit proxies for matters to be acted on at the annual meeting of the shareholders of Spartan
Stores, including certain charter amendments related to the merger.

Spartan Stores and Seaway will provide notice of the dates and times of their meetings of shareholders as soon as those dates have been determined.

As announced on April 7, 2000, under the terms of the merger agreement, Seaway shareholders will receive a cash payment of $5.00 per share and one share of Spartan Stores new common stock for each share of Seaway common stock. Seaway currently has approximately 6.7 million shares outstanding. Immediately prior to consummation of the merger, Spartan Stores' shareholders will exchange their existing shares of Spartan Stores Class A common stock for approximately 13.2 million shares of Spartan Stores new common stock. Upon consummation of the merger, Spartan Stores will have approximately 20 million shares of common stock outstanding, with current Spartan Stores shareholders owning 66.5 percent and existing Seaway shareholders owning the remaining 33.5 percent.

Spartan Stores, Inc. is a Grand Rapids, Michigan-based grocery retailer and wholesaler, providing products and services to 400 supermarkets in Michigan, Indiana and Ohio. Spartan's subsidiary companies include: Family Fare, Inc., which owns and operates 47 supermarkets in Michigan; L&L/Jiroch, J. F. Walker
Company, Inc. and United Wholesale Grocery Company, which supply products to over 9,600 convenience stores in the Midwest; and Shield Insurance Services, which provides a full line of business and personal insurance offerings.
Although not a publicly traded company, Spartan Stores currently files Form
10-Q, 10-K, and other periodic reports with the SEC.

Seaway Food Town, Inc. (Nasdaq: SEWY) is a leading food and drug retailer operating 73 retail units -- 47 Food Town Supermarkets and 26 deep discount drugstores operating under the name of The Pharm. All stores are located in northwestern and central Ohio and southeastern Michigan.

The parties have filed with the Securities and Exchange Commission a preliminary prospectus/joint proxy statement relating to the proposed merger. The parties will prepare and file with the SEC a definitive prospectus/joint proxy statement. WE URGE INVESTORS TO READ THE DEFINITIVE PROSPECTUS/JOINT PROXY
STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, WHEN THEY
BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors are able to obtain the documents free of charge at the SEC's Web site, www.sec.gov. In addition, documents filed with the SEC by Spartan Stores will be available free of charge by directing a

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request to the Chief Financial Officer of Spartan Stores, Inc. at 850 76th
Street S.W., P.O. Box 8700, Grand Rapids, Michigan 49518. Documents filed with the SEC by Seaway Food Town will be available free of charge by directing a request to the Chief Financial Officer of Seaway Food Town, Inc. at 1020 Ford
Street, Maumee, Ohio 43537. Information concerning the participants in the solicitation of proxies for the merger is included in the preliminary prospectus/joint proxy statement.

This release contains expectations and other forward-looking statements about the proposed merger that involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that may cause such a difference include the possibility that the merger with Seaway Food Town may not be completed and other factors described in the Spartan Stores' Registration Statement on Form S-4 and other filings with the SEC. Spartan Stores disclaims any intention or obligation to update or revise any forward-looking statement.

CONTACT: Karen Aylsworth, 616/878-8339.